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ORIGINAL

PROMISSORY NOTE
(TERM LOAN)

Principal Amount: **Troy, Michigan**
$500,000.00

Due Date: May 1, 2022 **Dated: May 28 2019**

FOR VALUE RECEIVED, the undersigned (hereinafter referred to as "Borrower"), promises to pay to the order of Crestmark, a division of MetaBank (hereinafter referred to as "Crestmark"), at its offices located at 5480 Corporate Drive, Ste. 350, Troy, Michigan 48098, or at such other place as Crestmark may designate in writing, the principal sum of Five Hundred Thousand and 00/100 ($500,000.00) DOLLARS, plus interest as hereinafter provided, in lawful money of the United States of America. All payments under this Promissory Note (this "Note") shall be in immediately available United States funds, without offset, deduction, setoff or counterclaim. Capitalized terms used in this Note, but not defined in this Note, have the meaning given to them in the Business Term Loan Agreement dated of even date herewith as the same may be amended, modified or altered from time to time (the "Loan Agreement").

The unpaid principal balance outstanding from time to time under this Note shall bear interest on the basis of a year of 360 days for the actual number of days elapsed, at a per annum rate equal to SIX PERCENT (6.0%) per annum in excess of the Wall Street Journal Prime Rate (the "Effective Rate"). The term "Wall Street Journal Prime Rate" means that rate of interest reported daily in the Wall Street Journal as the Prime Rate, as such rate may vary from time to time. If the Wall Street Journal Prime Rate is decreased or increased, then the interest rate under this Note will decrease or increase by a like amount effective the day of each increase or decrease. If at any time Crestmark abandons the use of the Wall Street Journal Prime Rate, or the paper ceases publishing it, then the new index will be the prime commercial rate established or selected by Crestmark or its successor or assign.

Commencing June 1, 2019 and continuing on the first day of each month thereafter through and including May 1, 2020, Borrower shall pay consecutive monthly payments of interest only at the applicable Effective Rate. Commencing June 1, 2020 and continuing on the first day of each month thereafter through and including May 1, 2022 (the "Due Date"), the Note shall be repaid with consecutive monthly payments of principal and interest calculated on the first day of each month by utilizing the Effective Rate in effect on such date and the principal amount outstanding on such date based upon the number of months remaining in the Amortization Period (defined below) such that the monthly payments so calculated would pay off the Indebtedness in full by the end of the Amortization Period and the Due Date. The term "Amortization Period" as used herein means the thirty six-month period beginning on the date of this Note. Borrower understands that the monthly amortization payments will change as the Wall Street Journal Prime Rate changes, and that there may be a balloon payment of the outstanding principal and interest on the Due Date. Payments due and payable on a day on which Crestmark is not open for business are due on the next business day.

Acceptance by Crestmark of any payment in an amount less than the amount then due will be deemed an acceptance on account only, and the failure to pay the entire amount then due is a Default.

Any payment made by mail will be deemed tendered and received only upon actual receipt by Crestmark. Borrower hereby expressly assumes all risk of loss or liability resulting from non-delivery or delay in delivery of any payment transmitted by mail or in any other manner.

ORIGINAL

In no event may the interest rate under this Note, including the Effective Rate or the Default Rate set forth below, exceed the maximum rate allowed by law. Any interest payment deemed unlawful for any reason will be applied to the outstanding principal balance of this Note.

Upon the occurrence of a Default as defined in the Loan Agreement, Crestmark may declare all or part of the Indebtedness, including, without limitation, the entire unpaid principal balance and all accrued interest under this Note immediately due and payable, regardless of the Due Date. During any period of a Default, the interest rate on the outstanding balance of this Note will be SIX PERCENT (6%) per annum in excess of the Effective Rate (the "Default Rate"). Furthermore, upon the occurrence of a Default, Crestmark has all of the rights and remedies provided at law or equity or by agreement, including those under the Loan Agreement. All remedies are cumulative and not exclusive. If any required installment is not paid within ten (10) days from the date same is due, then, at the option of Crestmark, in addition to all other sums due hereunder, including the Default Rate, Borrower must pay Crestmark a late fee of SIX CENTS ($.06) for each dollar of the installment so overdue..

No delay or failure of Crestmark in exercising any right, remedy, power or privilege (collectively, a "right") will affect such right. No single or partial exercise of a right will preclude the exercise of any other right. No delay or failure of Crestmark at any time to demand strict adherence to the terms of this Note will be deemed to constitute a course of conduct inconsistent with Crestmark's right at any time to demand strict adherence to the terms of this Note.

Borrower waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, diligence in collection or bringing suit. The liability of Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto.

This Note is executed pursuant to and secured by the Business Term Loan Agreement and the Collateral and Loan Documents therein described and defined. Reference is made to the Loan Agreement and Loan Documents for additional terms relating to the transaction giving rise to this Note and the security given for this Note.

Borrower hereby grants to Crestmark a security interest in Crestmark's own indebtedness or liability to Borrower, if any, however evidenced, including a security interest in all of Borrower's Crestmark deposits, instruments, negotiable documents and chattel paper which at any time are in the possession or control of Crestmark, as further security for repayment of the Indebtedness of the Borrower.

The Borrower will reimburse Crestmark for all costs and expenses, including attorneys' fees incurred by Crestmark in enforcing its rights under this Note.

TPT GLOBAL TECH, INC.,
a Florida corporation

By: ______________________
Name: Stephen J. Thomas, III
Its: President

CORPORATION RESOLUTIONS

THE UNDERSIGNED HEREBY CERTIFIES to Crestmark, a division of MetaBank ("Crestmark"), that she is the secretary of TPT Global Tech, Inc., a Florida corporation (the "Company"), and that the following resolutions are duly adopted by all of the directors of the Company in accordance with applicable law, the Articles of Incorporation (the "Articles") and the Bylaws ("Bylaws", together with the Articles the "Governing Documents") of said Company, and that such resolutions are still in force and effect.

RESOLVED, that the Company enter into a Business Loan Agreement (the "Loan Agreement") and a $500,000.00 Promissory Note (Term Loan) (the "Note") with Crestmark.

RESOLVED, that Stephen J. Thomas III, acting as the President on behalf of the Company, is authorized to execute the Loan Agreement, the Note and all other transaction documents as may be required from time to time by Crestmark, including any and all amendments, modifications, or extensions of any of the foregoing.

RESOLVED, that Stephen J. Thomas, III is also empowered to pledge all assets of the Company to Crestmark as security for the repayment of the indebtedness due Crestmark.

RESOLVED, that these Resolutions will remain in full force and effect, and Crestmark will be entitled to rely on these Resolutions, until Crestmark receives written notice of the revocation of these Resolutions, but such notice will not affect the Company's liability under the Loan Agreement, the Note or any other documents executed in connection therewith.

I FURTHER CERTIFY that the foregoing resolutions are in conformity with the Governing Documents of the Company, and that there are no provisions in the Governing Documents of the Company limiting the authority of all of the directors of the Company to adopt the foregoing resolutions.

IN WITNESS WHEREOF, I have subscribed my name as the secretary of the Company on this day of May 28, 2019.

Stacie Stricker, Secretary

BUSINESS TERM LOAN AGREEMENT

This Business Term Loan Agreement (this "**Agreement**") is made this 28 day of May, 2019, by and between Crestmark, a division of MetaBank, a federal savings bank, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("**Crestmark**"), and TPT Global Tech, Inc., a Florida corporation whose address is 501 W. Broadway, Suite 800, San Diego, California 92101 ("**Borrower**").

BACKGROUND:

Crestmark is willing to make a term business loan to Borrower in the amount of Five Hundred Thousand and 00/100 ($500,000.00)(the "**Term Loan**"), subject to the terms and conditions set forth in this Agreement and the Term Loan Documents (defined below); and

The Collateral (defined below) secures repayment of the Term Loan.

NOW, THEREFORE, in consideration of the mutual promises and covenants and subject to the terms and conditions of this Agreement, the parties agree as follows:

1. **DEFINITIONS:**

1.1 "**Collateral**" means all personal property of Borrower, wherever located, and now owned or hereafter acquired, including, all of Borrower's: Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing, and all Proceeds of the foregoing. Capitalized terms used in this paragraph or elsewhere in this Agreement, but not otherwise defined herein, have the meanings given to them under Article 9 of the UCC, or absent definition in Article 9, in any other article of the UCC.

Collateral also includes the Control Agreement (as defined below).

1.2 "**Control Agreement**" means the Control Agreement from Janney Montgomery Scott LLC in favor of Crestmark concerning the accounts owned by Michael Murphy and Cynthia Murphy.

1.3 "**Default**" means the occurrence of any material breach, omission, violation, misstatement, non-observance or non-performance by Borrower or any Guarantor of any representation, warranty, covenant, term, condition, obligation, provision or undertaking under this Agreement or any of the other Term Loan Documents.

1.4 "**Guarantor**" shall mean individually or collectively Stephen J. Thomas, III, under the terms of the Validity Guaranty, and Michael Murphy and Cynthia Murphy, under the terms of each of their Personal Guaranty.

1.5 "**Guaranty**" shall mean collectively the Personal Guaranty or the Validity Guaranty from the applicable Guarantor (collectively the "**Guaranty**").

1.6 "**Indebtedness**" means (a) all indebtedness of Borrower to Crestmark, now existing or hereafter arising, under this Agreement, the Term Note and any of the other Term Loan Documents; and (b) all advances made by Crestmark for the protection, maintenance or preservation of the Collateral,

including, advances for taxes, levies, assessments, insurance or maintenance of the Collateral, and reasonable attorney's fees.

1.7 "**Term Loan Account**" *means the account set up in Borrower's name on Crestmark's* books in connection with the Term Loan and in which all payments due to and from the Borrower will be reflected.

1.8 "**Term Loan Documents**" means any and all documents, instruments, notes, and agreements, referred to in this Agreement or executed in connection herewith, now existing or hereafter arising, including the Term Note, any Guaranty and the Control Agreement.

1.9 "**Term Note**" means the Promissory Note (Term Loan) in the principal amount of $500,000.00, including all renewals, extensions, amendments, modifications, restatements, roll-overs or substitutions thereof, from time to time.

1.10 "**Permitted Encumbrance**" means the encumbrances, if any, described on Schedule A attached hereto.

1.11 "**Subordinated Debt**" means any and all indebtedness presently or in the future incurred by Borrower to any creditor of Borrower entering into a written subordination agreement with Crestmark.

1.12 "**UCC**" means Act 174 of the Michigan Public Acts 1962, as amended, and except as otherwise expressly provided in this Agreement all other terms used in this Agreement, but not defined in this Agreement, have the meanings assigned to them in Article 9, or absent definition in Article 9, in any other Article of the UCC.

1.13 **Accounting Terms**: Any accounting terms used in this Agreement unless otherwise indicated, have the meanings customarily given to them in accordance with GAAP.

2. **THE TERM LOAN**: The Term Loan is the $500,000.00 business purpose loan to Borrower. The Term Loan will be repaid according to the terms and conditions of the Term Note, and any amendments, renewals or extensions thereof, and is and will be secured by the Collateral including the Control Agreement. Crestmark is making the Term Loan based on, among other things, the value of the Financial Assets in the Collateral Accounts (each as defined in the Control Agreement). If the value of the Financial Assets in the Collateral Account falls below eighty five (85%) of the outstanding Indebtedness under the Loan, the Borrower and Guarantor shall be in Default unless such shortfall is cured within one (1) business day and thereafter Crestmark shall be entitled to exercise all of its rights and remedies under the Control Agreement and applicable law, including but not limited to sale of the Financial Assets.

3. **TERM LOAN ACCOUNT**: All Indebtedness under this Agreement will be charged to the Term Loan Account. Crestmark will give to Borrower a monthly statement of the Term Loan Account, which will be deemed to be correct and accepted by and binding upon Borrower and any Guarantor, unless Crestmark receives a written statement of exception within ten (10) business days of mailing such statement.

4. **SECURITY INTEREST**:

4.1 **Grant of Security Interest**: Borrower grants to Crestmark a continuing security interest in and first lien on the Collateral to secure the payment of the Indebtedness and the performance of all of Borrower's obligations under this Agreement and the other Term Loan Documents.

4.2 **Perfection of Security Interest:** The Borrower irrevocably authorizes Crestmark at any time and from time to time to file any mortgage (if applicable) or initial financing statements and amendments thereto describing the Collateral and perfecting Crestmark's security interest therein. The Borrower will pay all taxes and other costs of the filing and any other costs associated therewith. The Borrower also ratifies the filing of any financing statement already filed by Crestmark prior to the date hereof.

4.3 **Guarantor:** Crestmark must receive an executed Guaranty from each required Guarantor. The Guaranty shall be secured by the Control Agreement.

4.4 **No Disposition of Collateral:** Crestmark does not authorize, and Borrower agrees not to (a) sell, transfer, lease or otherwise dispose of any of the Collateral outside of the normal course of business other than the disposition of obsolete and worn out equipment and other personal property not necessary in the operation of the business with the consent of Crestmark not be unreasonable withheld; or (b) grant any other lien, encumbrance or security interest in any of the Collateral other than Permitted Encumbrances, if any.

4.5 **Borrower Remains Liable:** Notwithstanding anything contained herein to the contrary: (a) Borrower will remain liable for all damages, obligations, and liabilities under the contracts and agreements included in the Collateral to perform all of its duties and obligations to the same extent as if this Agreement had not been executed; (b) the exercise by Crestmark of any of its rights under this Agreement or the other Term Loan Documents will not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Crestmark will have no obligation or liability under the contracts and agreements included in the Collateral, nor will Crestmark be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment. Borrower will pay all taxes, levies, assessments and charges of any kind upon or related to the Collateral, Borrower's business, income, revenues and assets.

5. **REPRESENTATIONS AND WARRANTIES:** The Borrower represents and warrants to Crestmark that:

5.1 **Organization and Authority:** Borrower is duly organized and in good standing under the laws of its state of organization as set forth on the first page of this Agreement, and has the power and authority to own its assets and transact its business. The precise legal name of the Borrower is set forth on the first page of this Agreement. The Person executing this Agreement has full power and complete authority to execute this Agreement and all other Term Loan Documents on behalf of Borrower.

5.2 **Borrower Defaults and Default under Investment Related Agreements:** Borrower has not received any oral or written notice of default or event of default, breach, cancellation or lapse with respect to any Investment Related Agreements, and, to Borrower's knowledge, no circumstances exist which, with the giving of notice, lapse of time or happening of any other event or condition, would become or cause a default or event of default, breach, cancellation or lapse with respect to such Investment Related Agreements. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contract or agreement to which it is a party. There are no outstanding claims of breach or indemnification or notice of default or termination with respect to any such contracts or agreements.

5.3 **Transactions Legal and Authorized:** The execution, delivery and performance of this Agreement and the other Term Loan Documents have been duly authorized by all necessary action of Borrower, and the execution, delivery and performance of this Agreement and the other Term Loan

Documents do not violate Borrower's formation documents, or the terms of any contract, indenture, agreement or undertaking to which Borrower is a party or by which it is bound.

5.4 **Enforceability of Obligations:** This Agreement and the other Term Loan Documents are valid, binding upon, in full force and effect and fully enforceable against Borrower, any Guarantor or any other party thereto in accordance with their respective terms.

5.5 **Litigation:** No litigation or other proceeding before any court or administrative agency is pending or threatened against Borrower. Furthermore, Borrower is not in default with respect to any order, writ, injunction, or demand of any court or governmental department or agency.

5.6 **Financial Statements/Reports/Certificates:**

(a) Existing Financial Information/No Adverse Changes: The financial statements furnished to Crestmark are true and correct and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. The balance sheet fairly presents the condition of Borrower as of the date thereof, and the profit and loss statement fairly presents the results of operations. There have been no material adverse changes in the condition of Borrower, financial or otherwise subsequent to the date of the most recent financial statement furnished to Crestmark.

(b) Future Financial Information: All financial information, statements, reports and certificates required by this Agreement will be true and accurate.

5.7 **Ownership of Collateral; No Liens:** Borrower is the owner of and has good and indefeasible title to all of the Collateral. The Collateral is not subject to any liens, purchase options, mortgages, pledges, encumbrances, claims (legal or equitable), or charges of any kind except liens granted to Crestmark and Permitted Encumbrances, if any. Borrower will defend and indemnify Crestmark against the claims and demands of all other persons claiming an interest in the Collateral.

5.8 **Tax Returns/Taxes:** Borrower has filed all federal, state, local and foreign tax returns which are required to be filed and has paid all taxes, withholdings, assessments and other government charges which have become due. Borrower does not know of any proposed material additional tax assessment against it, or any of its properties, or any basis therefore.

5.9 **Full Disclosure:** Neither this Agreement nor any written statement furnished by or on behalf of Borrower to Crestmark in connection with the Term Loan, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein not misleading. There is no fact relating to Borrower or its business which Borrower has not disclosed to Crestmark in writing, which materially and adversely affects, or as far as Borrower can now foresee, will materially and adversely affect Borrower's business (financial or otherwise).

5.10 **Solvency:** The Borrower is solvent, able to pay its debts as they mature, does not have unreasonably small capital and has assets the fair market value of which exceeds its liabilities. The Borrower will not be rendered insolvent, undercapitalized or unable to pay maturing debts as a result of the execution of this Agreement or the other Term Loan Documents.

5.11 **Judgment:** No attachment, lien, levy, garnishment or commencement of any related proceeding has occurred against the Collateral.

5.12 <u>No Material Adverse Change</u>: No material adverse change has occurred in the existing or prospective financial condition, business, assets or liabilities of the Borrower since the date of the Term Loan application.

6. **AFFIRMATIVE COVENANTS:** Borrower covenants and agrees that until all Indebtedness due Crestmark is indefeasibly paid in full, Borrower will:

6.1 <u>Payments on Indebtedness</u>: Pay all Indebtedness when due, whether by acceleration or otherwise.

6.2 <u>Performance of Obligations</u>: Perform or cause to be performed, all of the terms, conditions, obligations and covenants of Borrower or any affiliate of Borrower as required by this Agreement or the other Term Loan Documents, whether now existing or hereafter created. Borrower will also take all action (or not take any action) necessary to keep the representations and warranties true and accurate.

6.3 <u>Information</u>: Furnish promptly and in a form satisfactory to Crestmark, such information as Crestmark may request, from to time, and to permit a representative of Crestmark on reasonable advance notice access to any of its premises, computer systems and financial records to inspect and examine Borrower's books and records.

6.4 <u>Payment of Taxes</u>: Pay when due all taxes, assessments, and other governmental charges to which Borrower or its property is or will be subject before such charges become delinquent, except that no such charge need be paid so long as its validity or amount is being contested in good faith by appropriate proceedings and Borrower has established a cash reserve with respect thereto; provided, however, that any such tax, assessment, or charge shall be paid forthwith (under protest) upon the filing of any lien securing the same, commencement of levy, other form of execution, or any other collection action.

6.5 <u>Compliance with Laws</u>: Continue at all times to comply with all laws, ordinances, regulations or requirements of any governmental authority relating to the Business.

6.6 <u>Preservation of Collateral</u>: Maintain the Collateral in good repair, working order and condition. Borrower will, upon request, immediately deliver to Crestmark evidence of ownership and/or certificates of title relative to the Collateral.

6.7 <u>Notice of Default</u>: Immediately upon becoming aware of any Default under this Agreement, give written notice thereof to Crestmark, specifying the nature and period of existence thereof, but such notice will not cure the existence of a Default or prohibit Crestmark from exercising its remedies.

7. **NEGATIVE COVENANTS:** Borrower covenants and agrees that until all Indebtedness due Crestmark is paid in full, it will not:

7.1 <u>No Changes</u>: Change its state of organization. The Borrower will also not change its name, adopt an assumed name, or move its chief executive office without giving Crestmark at least sixty (60) days prior written notice.

7.2 <u>Dividends</u>: Declare or pay any dividend, or make any other distribution of, or with regard to, its capital stock or other equity security, or purchase or retire any of its capital stock or other equity security; provided, however, with respect to any year in which Borrower is taxed by the Internal Revenue Service as an "S" corporation, Borrower may make a distribution of profits to its shareholders in an amount

not to exceed the sum necessary to enable its shareholders to pay their personal state and federal taxes directly attributable to the profits earned by Borrower for the year.

7.3 Loans/Liabilities: Make a loan, or incur or assume any obligations or liabilities as guarantor, surety, indemnitor or otherwise with respect to any indebtedness or other obligation of any Person.

7.4 Redemption/Issuance: Release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity security without the prior written consent of Crestmark.

7.5 Default in Payment of Other Debt: Default in the payment of any indebtedness owed to any Person for borrowed money in excess of $20,000.00.

7.6 Judgment: Suffer or permit any judgment, decree or order not fully covered by insurance to be entered by a court of competent jurisdiction against Borrower or Guarantor or permit or suffer any writ or warrant of attachment or any similar process to be filed against Borrower or Guarantor or against any property or asset of Borrower or Guarantor.

7.7 No Disposition of Collateral: Crestmark does not authorize Borrower to make, and Borrower agrees not to make, any sales, leases, licenses or any other dispositions of any of the Collateral. Borrower shall not Grant a security interest in any of the Collateral without Crestmark's prior written consent.

8. BOOKS AND RECORDS, FINANCIAL REPORTS AND FINANCIAL COVENANTS:

8.1 Books and Records: Borrower covenants and agrees that until all Indebtedness due Crestmark is paid in full, it will keep proper books of accounts in a manner reasonably satisfactory to Crestmark. Crestmark will have the right, at any time, to verify any of the Collateral, documentation or books, whether such documentation is furnished weekly, monthly or annually in whatever manner and in whatever frequency Crestmark deems necessary.

8.2 Financial and other Reports:

(a) Management Prepared Financial Statements. Upon request, Borrower will deliver to Crestmark monthly management prepared financial statements, balance sheets, and profit and loss statements for the month then ended, certified to by the president or chief financial officer of Borrower. Such reports will set forth the financial affairs and true condition of Borrower for such time period and will be delivered to Crestmark no later than thirty (30) days after the end of each month.

(b) Annual Financial Statements. Upon request, Borrower will deliver to Crestmark annual reviewed financial statements, cash flow statements, balance sheets, and profit and loss statements prepared by a certified public accountant acceptable to Crestmark, all without exceptions. Such reports will set forth in detail Borrower's true condition as of the end of Borrower's fiscal year no later than one hundred twenty (120) days after the end of Borrower's fiscal years.

(c) Guarantor's Financial Statements. Upon request, Guarantor will provide Crestmark with annual personal financial statements on forms supplied by Crestmark. Such reports will set forth with detail Guarantor's financial affairs and the true financial condition of Guarantor, as of the end of each calendar year and shall be delivered to Crestmark on the earlier of April 30th or one hundred twenty (120) days after the end of each calendar year.

(d) **Projections**. Borrower shall deliver to Crestmark, within thirty (30) days after each fiscal year-end, an annual financial projection including balance sheet, income statements, and statement of cash flows together with assumptions for the following year, broken down monthly.

(e) **Tax Returns**. Upon request, Guarantor and Borrower will each provide Crestmark with current annual tax returns prior to April 15 of each year or if an extension is filed, at the earlier of (a) filing, or (b) the extension deadline.

(f) **Field Examinations**. Upon Default, Borrower will reimburse Crestmark for the costs to perform field examinations (including any pre-closing field examinations), at Crestmark's sole discretion, of Borrower's books and records, assets and liabilities, to be performed by Crestmark's inspector, whether a Crestmark officer or an independent party, at a rate of $850.00 per day (as may be adjusted based on market price for field examinations) plus all out of pocket expenses including, but not limited to, transportation, hotel, parking, and meals. Field examinations are performed for Crestmark's internal use and Crestmark has no obligation to provide Borrower or any Guarantor with the results of the examination or copies of any reports or work papers in whole or in part.

(g) **Accounts Receivable/Accounts Payable Aging Reports**. Upon request, Borrower will deliver to Crestmark accounts receivable and accounts payable aging reports with respect to SpeedConnect, as Crestmark may request from time to time.

(h) **Other Information**. Borrower and Guarantor will also deliver to Crestmark such other financial statements, financial reports, documentation, tax returns and other information as Crestmark requests from time to time.

8.3 **Financial Covenants**: Borrower will maintain the following Financial Covenants, which will be tested on a monthly basis:

(a) At no time shall Borrower make any loans, advances, intercompany transfers or cash flow, other than in the normal course of business, between Borrower and any subsidiary, related entity or affiliate of Borrower or with any company that has common shareholders, officers or directors with Borrower.

(b) All of the financial covenants in this Agreement shall be determined in accordance with GAAP, unless otherwise provided. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

9. **REMEDIES UPON DEFAULT**: Upon the occurrence of any Default, Crestmark can charge the default interest rate on the Term Note, and Crestmark has the following rights and remedies. These rights and remedies are cumulative and not exclusive.

9.1 **General**: Upon any Default, Crestmark may pursue any remedy available at law (including those available under the UCC and under real estate law), in equity or by agreement of the parties.

9.2 **Acceleration**: Upon any Default, Crestmark can accelerate all or part of the Indebtedness without notice or demand, and declare such amount to be immediately due and payable, without

presentation, notice or demand, notwithstanding the maturity or due date, if any, therein to the contrary, all of which are expressly waived by Borrower and Guarantor.

9.3 **Remedies:** Upon any Default, Crestmark also has the right to pursue any of the following remedies separately, successively or simultaneously: (i) file suit and obtain judgment and, in conjunction with any action, Crestmark may seek any ancillary remedies provided by law, including levy of attachment and garnishment; and (ii) take possession of any Collateral and any books and records of the Borrower without demand and without legal process. Upon Crestmark's demand, Borrower will assemble and make the Collateral and books and records available to Crestmark as it directs. Borrower grants to Crestmark the right, for this purpose, to enter into or on any premises where the Collateral may be located; and without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

9.4 **Right of Offset:** Crestmark may offset against any funds (i) of Borrower or Guarantor on deposit with or in the possession of Crestmark, and (ii) of Borrower or Guarantor on deposit in any deposit account.

10. **STANDARDS FOR EXERCISING REMEDIES:**

To the extent that applicable law imposes duties on Crestmark to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for Crestmark: (a) to fail to incur expenses deemed significant by Crestmark to prepare the Collateral prior to disposition; (b) to fail to obtain third party consents for access to the Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of the Collateral; (c) to fail to exercise collection remedies against other persons obligated on the Collateral or to remove liens or encumbrances or adverse claims against the Collateral, and Borrower waives any right it may have to require Crestmark to pursue any third parties; (d) to exercise collection remedies against account debtors and other person obligated on the Collateral directly or through the of collection agencies and other collection specialists; (e) to advertise dispositions of the Collateral through publications or media of general circulations, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialize nature; (h) to dispose of assets in wholesale rather than retail markets; (i) to disclaim any warranties as to the Collateral, including as to title; (j) to purchase insurance or credit enhancements to insure Crestmark against risks of loss, collection or disposition of the Collateral or to provide to Crestmark a guaranteed return from the collection or disposition of the Collateral; or (k) to the extent deemed appropriate by Crestmark, to obtain the services of other brokers, investment bankers, consultants, attorneys and other professionals to assist Crestmark in the collection or disposition of any of the Collateral.

To the extent permitted by applicable law, Borrower hereby absolutely and irrevocably waives and relinquishes the benefits and advantages of any valuation, stay, appraisement, extension or redemption laws now or hereafter existing which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise. The Borrower also waives any rights to compel Crestmark to pursue collection of any Collateral or to collect any income on the Collateral.

The Borrower acknowledges that the purpose of this Section 10 is to provide non-exhaustive indications of what actions or omissions by Crestmark would not be commercially unreasonable in Crestmark's exercise of remedies against the Collateral and that other actions or omissions by Crestmark will not be deemed commercially unreasonable solely on account of not being indicated in this Section 10.

Without limitation upon the foregoing, nothing contained in this section will be construed to grant any rights to the Borrower or to impose any duties on Crestmark that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

Nothing contained in this Agreement will be construed to make Crestmark an agent or trustee of Borrower or Guarantor for any purpose whatsoever. Crestmark will not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by final judicial decision that Crestmark's act or omission constituted gross negligence or willful misconduct). Crestmark will not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of the Collateral or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that Crestmark's error, omission or delay constituted gross negligence or willful misconduct). Crestmark does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's or Guarantor's obligations under any contract or agreement assigned to Crestmark, and Crestmark shall not be responsible in any way for the performance by the Borrower or Guarantor of any kind of the terms and conditions thereof

11. **APPLICATION OF PROCEEDS:** After the occurrence of a Default, the proceeds of any sale or other disposition of the Collateral will be applied by Crestmark, first upon all expenses authorized by this Agreement, the other Term Loan Documents or by law, including reasonable attorney's fees incurred by Crestmark; the balance of the proceeds of such sale or other disposition will be applied to the payment of the Indebtedness, first to interest, then to fees due under this Agreement, then to principal, then to other unpaid Indebtedness, and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower and Guarantor will remain liable for any deficiency, which the Borrower or Guarantor will pay to Crestmark immediately upon demand.

12. **EXPENSES AND FEES:** Borrower will pay to Crestmark, on demand, any and all expenses, including reasonable attorneys' fees and collection expenses, incurred or paid by Crestmark in protecting or enforcing its rights under this Agreement, the Term Loan Documents or pursuant to any other document or agreement relating to the Loan. Borrower shall also pay to Crestmark the following Fees:

(a) **Loan Fee:** At the closing of the Loan, Borrower will pay Crestmark a Loan Fee in the amount of one percent (1%) of the Loan amount.

(b) **Documentation Fee:** In consideration of the Term Loan and the execution of this Agreement, Borrower will pay Crestmark a documentation fee of $750.00 for its fees and costs incurred in the preparation of the Loan Documents and closing the Term Loan.

13. **NOTICE:** Any notice to Borrower or Crestmark will be deemed effective if it is written and sent by facsimile with confirmation of receipt, by certified mail, return receipt requested, postage prepaid, or other expedited mail service, or by other personal delivery service addressed to Borrower or Crestmark at the address set forth in this Agreement or at such other address as is designated by one to the other in writing.

14. **MISCELLANEOUS:**

14.1 **Binding Effect:** This Agreement is binding upon and inures to the benefit of Borrower, Guarantor and Crestmark, and their respective successors and assigns and will bind all persons who become bound as a debtor to this Agreement. The foregoing, will not, however, authorize any assignment by

Borrower of its rights or duties hereunder, which assignment, in whole or in part, by Borrower is not permissible. Crestmark may assign its rights and interests under this Agreement and the other Term Loan Documents. If an assignment by Crestmark is made, Borrower and Guarantor will make all payments to and render performance under this Agreement and the other Term Loan Documents to Crestmark's assignee. Borrower and Guarantor waive and will not assert against any assignee any claims, defenses or set-offs, which Borrower or Guarantor could assert against Crestmark except defenses which cannot be waived.

14.2 **Delay/Waiver:** No delay or failure of Crestmark in exercising any right, remedy, power or privilege hereunder will affect such right, remedy, power or privilege, nor will any single or partial exercise thereof preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Crestmark at any time to demand strict adherence to the terms of this Agreement will be deemed to constitute a course of conduct inconsistent with Crestmark's right at any time to demand strict adherence to the terms of this Agreement or the other Term Loan Documents.

14.3 **Incorporation by Reference:** The other Term Loan Documents are incorporated herein by reference. In the event any provision of the other Term Loan Documents is inconsistent with the provisions of this Agreement, then this Agreement will be deemed paramount unless the rights and remedies of Crestmark would be adversely affected or diminished thereby.

14.4 **Applicable Law:** This Agreement and the other Term Loan Documents will be interpreted, and the rights of the parties hereunder will be determined, under the laws of the State of Michigan (without regard to conflict of laws).

14.5 **Further Assurances:** Borrower and Guarantor, from time to time, upon Crestmark's request, will each make, execute, acknowledge and deliver all such further and additional instruments and agreements and take all such further action as may be required, to carry out the intent and purpose of this Agreement or any part thereof.

14.6 **Hold Harmless/Indemnity:** Borrower assumes responsibility and liability for, and holds harmless and indemnifies Crestmark from and against, any and all liabilities, demands, obligations, injuries, costs, damages (direct, indirect or consequential), awards, loss of interest, principal, or any portion of the Indebtedness, charges, expenses, payments of monies and reasonable attorney fees, incurred or suffered, directly or indirectly, by Crestmark and/or asserted against Crestmark by any Person whatsoever, including Borrower or any Guarantor, which arise in whole or in part out of this Agreement, or the other Term Loan Documents, or the relationship herein set forth or the exercise of any right or remedy including the realization, disposition or sale of the Collateral, or any portion thereof, or the exercise of any right in connection therewith even if the above are caused by the sole action, inaction, omission or negligence of Crestmark, but Borrower or any Guarantor will not be liable if the damages result solely from the fraud or gross negligence of Crestmark.

14.7 **Limitation of Liability:** Neither Crestmark nor any of its affiliates, directors, officers, agents, attorneys or employees shall be liable to Borrower, Guarantor or any of Borrower's affiliates for any action taken, or omitted to be taken, by it or them or any of them under this Agreement or any of the Term Loan Documents or in connection herewith or therewith, except that no person shall be relieved of any liability imposed by law for gross negligence, recklessness or fraud. Except for claims of gross negligence, recklessness or fraud, no claim may be made by Borrower, Guarantor or by any of Borrower's affiliates, directors, officers, agents, attorneys or employees, for any special, consequential, indirect or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract or tort or duty imposed by law) arising out of or related to this Agreement or any other Term Loan Documents,

or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection herewith or therewith.

14.8 **Survival and Continuation**: All representations, warranties, covenants, indemnifications, consents and agreements contained in this Agreement and/or any of the other Term Loan Documents will survive the execution of this Agreement, the other Term Loan Documents and any investigations by Crestmark and will be, and continue at all times while any Indebtedness is outstanding, to be true and accurate.

14.9 **Complete Agreement**: This Agreement incorporates and/or contains the entire agreement of the parties hereto with respect to its subject matter. None of the parties to this Agreement will be bound by anything not expressed in writing. This Agreement and the other Term Loan Documents may only be amended or modified by a written agreement executed by Crestmark and Borrower.

14.10 **Severability**: If any provision of this Agreement is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision will be deemed null and void to the extent of the conflict or unenforceability and will be deemed severable. The offending provision will not invalidate any other provision of this Agreement.

14.11 **Reinstatement**: Borrower further agrees that to the extent Borrower makes a payment or payments to Crestmark, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied will be revived and continued in full force and effect as if said payment had not been made.

14.12 **CONSENT TO JURISDICTION**: BORROWER AND GUARANTOR HEREBY WAIVE ANY PLEA OF JURISDICTION OR VENUE ON THE GROUNDS THAT BORROWER OR GUARANTOR ARE NOT RESIDENTS OF OAKLAND COUNTY, MICHIGAN, AND HEREBY SPECIFICALLY AUTHORIZE, AT THE OPTION OF CRESTMARK, ANY ACTION BROUGHT TO ENFORCE BORROWER'S AND/OR EACH GUARANTOR'S OBLIGATIONS TO CRESTMARK TO BE INSTITUTED AND PROSECUTED IN EITHER THE CIRCUIT COURT OF OAKLAND COUNTY, MICHIGAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN, AT THE OPTION OF CRESTMARK, AND BORROWER AND GUARANTOR HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURT.

14.13 **Waiver of Jury Trial**: BORROWER AND GUARANTOR DO EACH KNOWINGLY AND VOLUNTARILY AND INTELLIGENTLY WAIVE THEIR CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS AGREEMENT OR UNDER THE TERM LOAN DOCUMENTS, AND AGREE THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS AGREEMENT AND THE TERM LOAN DOCUMENTS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND GUARANTOR HEREBY CONFIRM TO CRESTMARK THAT THEY HAVE REVIEWED THE EFFECT OF THIS WAIVER OF JURY TRIAL WITH COMPETENT LEGAL COUNSEL OF THEIR CHOICE, OR HAVE BEEN AFFORDED THE OPPORTUNITY TO DO SO, PRIOR TO SIGNING THIS AGREEMENT AND THE DOCUMENTS AND EACH ACKNOWLEDGE AND AGREE THAT CRESTMARK IS RELYING UPON THIS WAIVER IN EXTENDING THE TERM LOAN TO BORROWER.

14.14 USA Patriot Act Notification - The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan or other extension of credit. We may ask for the name, address, date of birth, and other information that will allow us to identify all Borrowers, principals and owners. We may also ask to see your driver's license or other identifying documents.

14.15 Counterparts: This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement on May 25, 2019.

CRESTMARK:

CRESTMARK, a division of MetaBank,
a federal savings bank

By: [signature]
Name: Karen Roszewski
Its: EVP

BORROWER:

TPT GLOBAL TECH, INC.,
a Florida corporation

By: [signature]
Name: Stephen J. Thomas, III
Its: President

By signing this Agreement, each Guarantor agrees it has read and understands the Agreement and agrees to all of its terms.

GUARANTOR:

[signature]
Stephen J. Thomas, III, Individually

[signature]
Michael Murphy, Individually

Cynthia Murphy, Individually

14.14 USA Patriot Act Notification - The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan or other extension of credit. We may ask for the name, address, date of birth, and other information that will allow us to identify all Borrowers, principals and owners. We may also ask to see your driver's license or other identifying documents.

14.15 Counterparts: This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the parties have executed this Agreement on May ___, 2019.

CRESTMARK:

CRESTMARK, a division of MetaBank,
a federal savings bank

By:________________________
Name:______________________
Its:________________________

BORROWER:

TPT GLOBAL TECH, INC.,
a Florida corporation

By: [signature]
Name: Stephen J. Thomas, III
Its: President

By signing this Agreement, each Guarantor agrees it has read and understands the Agreement and agrees to all of its terms.

GUARANTOR:

[signature]
Stephen J. Thomas, III, Individually

____
Michael Murphy, Individually

SCHEDULE A

VALIDITY GUARANTY

TO: Crestmark, a division of MetaBank
5480 Corporate Drive, Suite 350
Troy, Michigan 48098

In consideration of your entering into a Business Term Loan Agreement with TPT Global Tech, Inc., a Florida corporation ("Borrower"), dated of even date herewith (the "Loan Agreement"), the undersigned, so long as any Indebtedness (as defined in the Loan Agreement) is owing to you, hereby covenants and guarantees to you as follows:

1. Borrower will not engage in any misdirection of funds.

2. Borrower will not sell any of its assets outside of the ordinary course of business or convert any of its assets.

3. Borrower is presently solvent.

4. All financial reports, including but not limited to, all financial statements, balance sheets, profit and loss statements, projections, accounts payable reports and accounts receivable reports, will be accurate and complete in all material respects.

The undersigned hereby waives notice of acceptance hereof, and of all notices of any kind to which the undersigned may be entitled.

THE UNDERSIGNED ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. THE UNDERSIGNED, AFTER CONSULTING WITH, OR HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL OF ITS CHOICE, KNOWINGLY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OF VALIDITY.

The undersigned shall be personally liable to you and will pay you, on demand, for any damages and expenses suffered by you as a result of a breach by Borrower or the undersigned of any representation, covenant, term or other agreement contained in this Guaranty of Validity. The undersigned will also be personally liable to you and will pay you any costs and expenses (including attorneys' fees) incurred by you in enforcing this Guaranty of Validity.

This Guaranty of Validity shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the undersigned, and the benefits hereof shall extend and include your successors and assigns.

This Guaranty of Validity shall be construed and governed by the laws of the State of Michigan.

WITNESSES:	STEPHEN J. THOMAS, III
Sign: [signature]	[signature], Individually Signature
Print: RICK EBERHARDT	Stephen J. Thomas III Print Name
Sign: [signature]	Home Address: 1006 Acero St
Print: SHELBY A. SMITH	Chula Vista CA 91910
	Home Phone: (619) 301 4200
	Date: 5-28-19

4478164.v1

PERSONAL GUARANTY

This Personal Guaranty ("Guaranty") is made on May 20, 2019 by Michael Murphy ("Guarantor"), in favor of Crestmark, a division of MetaBank, a federal savings bank ("Crestmark"), to induce Crestmark to make a loan and/or extend or continue credit to TPT Global Tech, Inc., a Florida corporation ("Borrower"), and because Guarantor has determined that executing and delivering this Guaranty is in Guarantor's interest and to Guarantor's financial benefit. Any capitalized terms used in this Guaranty, if not specifically defined in this Guaranty, will have the meanings set forth in the Loan Documents (as defined in Section 3 below).

1. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Crestmark: (a) the full, prompt and unconditional payment when due of all existing and future obligations and indebtedness of the Borrower to Crestmark, including but not limited to the Indebtedness as defined in the Business Loan Agreement ("Agreement") between Crestmark and Borrower (as may be amended) and all principal, interest and fees under any and all related notes, as they may be amended or restated and whether on demand, at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise; and (b) the punctual and faithful performance and observation by Borrower of all duties, agreements, covenants, representations and obligations of Borrower contained in the Loan Documents (collectively the "Indebtedness") (as defined in Section 3).

2. Absolute, Unconditional and Continuing Obligation. This Guaranty is an absolute, continuing, unconditional, unlimited and irrevocable guaranty. Guarantor will not be relieved from any obligations under this Guaranty until this Guaranty is terminated in accordance with Section 14. The obligations and liabilities of Guarantor will continue notwithstanding any defect in the genuineness, validity or enforceability of the Indebtedness or the Loan Documents, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the liabilities of a surety or guarantor or which might otherwise limit recourse against Guarantor. This is a guarantee of payment and not of collection.

3. The Loan Documents. The Agreement, all related notes, and all other related documents now existing or hereafter arising and executed in connection with the loan, including all amendments and restatements thereto (collectively, "Loan Documents"), are incorporated into and made a part of this Guaranty by reference.

4. Continuation of Liability. The liability and obligations of Guarantor will in no way be affected, impaired, diminished or released by any action or inaction whatsoever other than the indefeasible payment in full and in cash of the Indebtedness.

5. Unconditional Waiver of all Defenses. Guarantor unconditionally, absolutely and irrevocably waives each and every defense that under principles of guaranty or suretyship law would otherwise operate to impair or diminish the liability of Guarantor for the Indebtedness.

6. Immediate Recourse/Exercise of Rights by Crestmark. At any time when the Indebtedness, or any portion thereof, has not been paid when due (whether by acceleration or otherwise), Crestmark can require that Guarantor pay Crestmark the amounts owing on this Guaranty immediately. Crestmark is not required to collect first from Borrower, any collateral, any other guarantor or any other person. No delay or stay in any acceleration of the Indebtedness, as against the Borrower, due to the application of any bankruptcy, insolvency or other law or proceeding will be effective under this Guaranty, and Guarantor agrees to immediately pay the amount of the Indebtedness that would be due and payable but for such delay or stay. All rights, powers and remedies of Crestmark hereunder and under the Loan

Documents are cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Crestmark by law and by agreement.

7. Subordination/Subrogation. In the event that Guarantor becomes obligated to pay any sums to Borrower, or in the event that Borrower or any subsequent owner of any Collateral is now or hereafter becomes indebted to Guarantor other than for customary salary and bonuses (collectively, "Debt"), the Debt will at all times be subordinate as to lien, payment and all other respects, to the Indebtedness, and Guarantor will not, among other things, accept any payment from Borrower with respect to the Debt without Crestmark's prior written consent. Furthermore, until the Indebtedness is indefeasibly paid in full and in cash, and the Agreement is terminated, Guarantor hereby absolutely, irrevocably and unconditionally waives all rights Guarantor may have, at law or in equity, to seek or claim subrogation. Crestmark has no duty to enforce or protect any rights which the Guarantor may have against Borrower or any other person and Guarantor assumes full responsibility for enforcing and protecting such rights.

8. Representations and Warranties. Guarantor represents, warrants and covenants to Crestmark that: (a) Guarantor has completely read and understands the Loan Documents and agrees to all those portions which apply to Guarantor; (b) Guarantor was provided an opportunity to review the Loan Documents with its legal counsel; (c) any financial statements of Guarantor furnished to Crestmark are true and correct and include all contingent liabilities of Guarantor; (d) since the date of any financial statements furnished to Crestmark, no material adverse change has occurred in the financial condition of Guarantor; (e) there are no pending or threatened legal proceedings or judgments against Guarantor, and no federal or state tax liens have been filed or threatened against Guarantor; and (f) Guarantor is not in default or claimed default under any agreement for borrowed money. Guarantor agrees to immediately give Crestmark written notice of any material adverse change in its financial condition.

9. Expenses. Guarantor agrees to pay all expenses (including attorneys' fees) incurred by Crestmark in connection with the enforcement of Crestmark's rights under the Loan Documents, this Guaranty, and the collection of the Indebtedness.

10. Transfer of Assets. Guarantor further agrees that until the Indebtedness is indefeasibly paid in full, and in cash, and the Agreement is terminated, Guarantor will not, without Crestmark's prior written consent: make any voluntary transfer of any of Guarantor's assets which would have the effect of materially diminishing Guarantor's present net worth.

11. Reinstatement. This Guaranty will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or part of the Indebtedness is rescinded or must otherwise be restored or returned by Crestmark, including in connection with Borrower's bankruptcy or insolvency.

12. Joint and Several Liability. The term "Guarantor" shall mean each person executing this Guaranty, each individually and together collectively, and the obligations of Guarantor and any other guarantor executing a guaranty of all or any portion of the Indebtedness will be joint and several.

13. Assignability/Binding Effect. This Guaranty shall be assignable by Crestmark without notice to Guarantor and shall inure to the benefit of Crestmark and to any subsequent successors and assigns. In the event of the death of Guarantor, this Guaranty shall continue in effect against the estate of Guarantor.

14. Termination. Notwithstanding anything contained herein to the contrary, the liability of Guarantor will be terminated only in the event that (i) Borrower or Guarantor has indefeasibly paid Crestmark in cash and in full the Indebtedness and (ii) the Agreement is terminated.

15. **Severability.** If any provision of this Guaranty is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision will be deemed null and void to the extent of the conflict or unenforceability and will be deemed severable, but it will not invalidate any other provision of this Guaranty.

16. **Complete Agreement.** This Guaranty and the Janney Montgomery Scott LLC Control Agreement executed in connection herewith are the final, complete and exclusive expression of the agreement between Guarantor and Crestmark with respect to the subject matter of this Guaranty. This Guaranty cannot be modified or amended except in a writing signed by both Guarantor and Crestmark.

The Guarantor executes this Guaranty as of the day and year first above written.

GUARANTOR:

M. P. Murphy

Michael Murphy, Individually

4478183.v1

PERSONAL GUARANTY

This Personal Guaranty ("Guaranty") is made on May 20, 2019 by Cynthia Murphy ("Guarantor"), in favor of Crestmark, a division of MetaBank, a federal savings bank ("Crestmark"), to induce Crestmark to make a loan and/or extend or continue credit to TPT Global Tech, Inc., a Florida corporation ("Borrower"), and because Guarantor has determined that executing and delivering this Guaranty is in Guarantor's interest and to Guarantor's financial benefit. Any capitalized terms used in this Guaranty, if not specifically defined in this Guaranty, will have the meanings set forth in the Loan Documents (as defined in Section 3 below).

1. **Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Crestmark:** (a) the full, prompt and unconditional payment when due of all existing and future obligations and indebtedness of the Borrower to Crestmark, including but not limited to the Indebtedness as defined in the Business Loan Agreement ("Agreement") between Crestmark and Borrower (as may be amended) and all principal, interest and fees under any and all related notes, as they may be amended or restated and whether on demand, at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise; and (b) the punctual and faithful performance and observation by Borrower of all duties, agreements, covenants, representations and obligations of Borrower contained in the Loan Documents (collectively the "Indebtedness") (as defined in Section 3).

2. **Absolute, Unconditional and Continuing Obligation. This Guaranty is an absolute, continuing, unconditional, unlimited and irrevocable guaranty.** Guarantor will not be relieved from any obligations under this Guaranty until this Guaranty is terminated in accordance with Section 14. The obligations and liabilities of Guarantor will continue notwithstanding any defect in the genuineness, validity or enforceability of the Indebtedness or the Loan Documents, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the liabilities of a surety or guarantor or which might otherwise limit recourse against Guarantor. This is a guarantee of payment and not of collection. **Notwithstanding anything contained herein to the contrary, Crestmark's sole recourse under this Guaranty shall be against the Financial Assets covered by the Control Agreement (defined below) and Crestmark may not seek to collect the Indebtedness directly from the Guarantor.**

3. **The Loan Documents.** The Agreement, all related notes, and all other related documents now existing or hereafter arising and executed in connection with the loan, including all amendments and restatements thereto (collectively, "Loan Documents"), are incorporated into and made a part of this Guaranty by reference.

4. **Continuation of Liability.** The liability and obligations of Guarantor will in no way be affected, impaired, diminished or released by any action or inaction whatsoever other than the indefeasible payment in full and in cash of the Indebtedness.

5. **Unconditional Waiver of all Defenses. Guarantor unconditionally, absolutely and irrevocably waives each and every defense that under principles of guaranty or suretyship law would otherwise operate to impair or diminish the liability of Guarantor for the Indebtedness.**

6. **Immediate Recourse/Exercise of Rights by Crestmark.** At any time when the Indebtedness, or any portion thereof, has not been paid when due (whether by acceleration or otherwise), Crestmark can require that Guarantor pay Crestmark the amounts owing on this Guaranty immediately. Crestmark is not required to collect first from Borrower, any collateral, any other guarantor or any other person. No delay or stay in any acceleration of the Indebtedness, as against the Borrower, due to the application of any bankruptcy, insolvency or other law or proceeding will be effective under this Guaranty,

and Guarantor agrees to immediately pay the amount of the Indebtedness that would be due and payable but for such delay or stay. All rights, powers and remedies of Crestmark hereunder and under the Loan Documents are cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Crestmark by law and by agreement.

7. **Subordination/Subrogation.** In the event that Guarantor becomes obligated to pay any sums to Borrower, or in the event that Borrower or any subsequent owner of any Collateral is now or hereafter becomes indebted to Guarantor other than for customary salary and bonuses (collectively, "Debt"), the Debt will at all times be subordinate as to lien, payment and all other respects, to the Indebtedness, and Guarantor will not, among other things, accept any payment from Borrower with respect to the Debt without Crestmark's prior written consent. Furthermore, until the Indebtedness is indefeasibly paid in full and in cash, and the Agreement is terminated, Guarantor hereby absolutely, irrevocably and unconditionally waives all rights Guarantor may have, at law or in equity, to seek or claim subrogation. Crestmark has no duty to enforce or protect any rights which the Guarantor may have against Borrower or any other person and Guarantor assumes full responsibility for enforcing and protecting such rights.

8. **Representations and Warranties.** Guarantor represents, warrants and covenants to Crestmark that: (a) Guarantor has completely read and understands the Loan Documents and agrees to all those portions which apply to Guarantor; (b) Guarantor was provided an opportunity to review the Loan Documents with its legal counsel; (c) any financial statements of Guarantor furnished to Crestmark are true and correct and include all contingent liabilities of Guarantor; (d) since the date of any financial statements furnished to Crestmark, no material adverse change has occurred in the financial condition of Guarantor; (e) there are no pending or threatened legal proceedings or judgments against Guarantor, and no federal or state tax liens have been filed or threatened against Guarantor; and (f) Guarantor is not in default or claimed default under any agreement for borrowed money. Guarantor agrees to immediately give Crestmark written notice of any material adverse change in its financial condition.

9. **Expenses.** Guarantor agrees to pay all expenses (including attorneys' fees) incurred by Crestmark in connection with the enforcement of Crestmark's rights under the Loan Documents, this Guaranty, and the collection of the Indebtedness.

10. **Transfer of Assets.** Guarantor further agrees that until the Indebtedness is indefeasibly paid in full, and in cash, and the Agreement is terminated, Guarantor will not, without Crestmark's prior written consent: make any voluntary transfer of any of Guarantor's assets which would have the effect of materially diminishing Guarantor's present net worth.

11. **Reinstatement.** This Guaranty will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or part of the Indebtedness is rescinded or must otherwise be restored or returned by Crestmark, including in connection with Borrower's bankruptcy or insolvency.

12. **Joint and Several Liability.** The term "Guarantor" shall mean each person executing this Guaranty, each individually and together collectively, and the obligations of Guarantor and any other guarantor executing a guaranty of all or any portion of the Indebtedness will be joint and several.

13. **Assignability/Binding Effect.** This Guaranty shall be assignable by Crestmark without notice to Guarantor and shall inure to the benefit of Crestmark and to any subsequent successors and assigns. In the event of the death of Guarantor, this Guaranty shall continue in effect against the estate of Guarantor.

14. **Termination.** Notwithstanding anything contained herein to the contrary, the liability of Guarantor will be terminated only in the event that (i) Borrower or Guarantor has indefeasibly paid Crestmark in cash and in full the Indebtedness and (ii) the Agreement is terminated.

15. **Severability.** If any provision of this Guaranty is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision will be deemed null and void to the extent of the conflict or unenforceability and will be deemed severable, but it will not invalidate any other provision of this Guaranty.

16. **Complete Agreement.** This Guaranty and the Janney Montgomery Scott LLC Control Agreement ("Control Agreement") executed in connection herewith are the final, complete and exclusive expression of the agreement between Guarantor and Crestmark with respect to the subject matter of this Guaranty. The Control Agreement secures the Indebtedness under this Guaranty. This Guaranty cannot be modified or amended except in a writing signed by both Guarantor and Crestmark.

The Guarantor executes this Guaranty as of the day and year first above written.

GUARANTOR:

[signature]
Cynthia Murphy, Individually